Date: February 2, 2016

Media Contact:	Investor Contacts:
Michael Kinney	Joanne Fairechio
732-938-1031	732-378-4967
mkinney@njresources.com	jfairechio@njresources.com
Dennis Puma
732-938-1229
dpuma@njresources.com

NJR CLEAN ENERGY VENTURES ANNOUNCES
39.9 MEGAWATT ONSHORE WIND FARM IN PENNSYLVANIA

WALL, N.J. – NJR Clean Energy Ventures (NJRCEV), the unregulated distributed power subsidiary of New Jersey Resources (NJR), today announced its fourth onshore wind project. The Ringer Hill Wind Farm is located along the Pennsylvania-Maryland border in Somerset County, Pennsylvania, approximately 60 miles southeast of Pittsburgh. NJRCEV will invest approximately $84 million to construct, own and operate the wind farm consisting of 14 GE turbines with a total capacity of 39.9 megawatts. NJRCEV expects this wind farm to be operational during the first quarter of fiscal 2017. When this project is complete, NJRCEV’s onshore wind portfolio will total more than 120 MW, capable of producing enough energy to power 37,500 homes per year.

“Wind is an increasingly important segment of our nation’s energy mix and we are pleased to do our part to bring renewable energy to the marketplace,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “Our investment in Ringer Hill further diversifies our distributed power portfolio, represents the continuation of our Company’s long-term growth strategy and provides value to our shareowners.”

The majority of the energy produced will be hedged under a 15-year agreement with an industrial counterparty. Additionally, NJRCEV expects the wind farm will qualify for federal production tax credits (PTCs), which are based on kilowatt-hour output. All PTCs generated by the Ringer Hill Wind Farm will be used by NJR.

NJRCEV’s other onshore wind projects include the Alexander Wind Farm in Rush County, Kansas which began operating in December 2015; the Carroll Area Wind Farm, located in Iowa, which came online in February 2015; and, the Montana-based Two Dot Wind Farm, which has been in service since June 2014.

NJRCEV invests in, owns and operates distributed power projects that generate clean energy and provide low-carbon energy solutions. These investments benefit customers, while providing growth opportunities for shareholders. To date, NJRCEV’s approach has focused on commercial and residential solar project development in New Jersey and onshore wind projects across the country.

NJR CLEAN ENERGY VENTURES ANNOUNCES 39.9 MEGAWATT ONSHORE WIND FARM IN PENNSYLVANIA

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this filing includes, but is not limited to, certain statements regarding NJRCEV’s investment in the Ringer Hill Wind Farm, including NJRCEV’s qualification for PTCs related to the Ringer Hill Wind Farm.

Factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with our investments in clean energy projects, including the availability of regulatory and tax incentives, NJR’s eligibility for PTCs, and operational risks related to projects in service. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K filed on November 24, 2015.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $3 billion, NJR is comprised of five primary businesses:

●

New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains over 7,000 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex, Sussex and Burlington counties.

●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services to its customers across North America.
●

NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of nearly 200 megawatts, providing residential and commercial customers with low-carbon solutions.

NJR CLEAN ENERGY VENTURES ANNOUNCES 39.9 MEGAWATT ONSHORE WIND FARM IN PENNSYLVANIA

●

NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and its stake in Dominion Midstream Partners, L.P.

●	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey.

NJR and its nearly 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

###